Exhibit 107

Calculation of Filing Fee Tables

……Form S-1……..

(Form Type)

…………….…………… Envirotech Vehicles, Inc. …………………………..

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share (3)	Rule 457(o)			$10,000,000	$0.0001476	$1,476.00
Fees to Be Paid	Equity	Pre-Funded Warrants to purchase shares of Common Stock (3) (4)	Rule 457(g)			__	__	__
Fees to Be Paid	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants (3) (4)	Rule 457(g)			__	__	__
Fees Previously Paid	—	—	—	—		—		—
	Total Offering Amounts					$10,000,000		$1,476.00
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$1,476.00

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock sold in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000.

(4)

In accordance with Rule 457(g) under the Securities Act, because the shares of the common stock underlying the pre-funded warrants are registered hereby, no separate registration fee is required with respect to such warrants.